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                                                           EXHIBIT 23.3


                    CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Amendment No. 1 to Form S-4 Registration Statement of Medex, Inc. of our report dated March 10, 2003 relating to the financial statements of Jelco Protectiv I.V. Catheter Business of Ethicon Endo-Surgery, Inc., which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP


Cincinnati, Ohio
April 7, 2004